As filed with the Securities and Exchange Commission on April 2, 2004

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                    SBE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                94-1517641
--------------------------------------------------------------------------------
        (State of Incorporation)                    (I.R.S. Employer
                                                   Identification No.)

                          2305 CAMINO RAMON, SUITE 200
                           SAN RAMON, CALIFORNIA 94583
                    (Address of principal executive offices)

                             1996 STOCK OPTION PLAN
                 2001 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plans)

                                DAVID W. BRUNTON
                CHIEF FINANCIAL OFFICER, VICE PRESIDENT, FINANCE
                                  AND SECRETARY
                                    SBE, INC.
                          2305 CAMINO RAMON, SUITE 200
                           SAN RAMON, CALIFORNIA 94583
                                 (925) 355-2000

    (Name, address, including zip code, and telephone number, including area code, of agent for service)




                                   Copies to:
                                JODIE M. BOURDET
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                         CALCULATION OF REGISTRATION FEE



========================== ====================== ========================= ========================== =========================
                                                      Proposed Maximum          Proposed Maximum
 Title of Securities to        Amount to be          Offering Price Per     Aggregate Offering Price    Amount of Registration
      be Registered           Registered (1)             Share (2)                     (2)                       Fee
-------------------------- ---------------------- ------------------------- -------------------------- -------------------------
Shares of  Common  Stock,
par  value   $0.001   per
share,    reserved    for
future  grant  under  the
1996 Stock Option Plan.          1,000,000                 $4.60                   $4,600,000                  $582.82
========================== ====================== ========================= ========================== =========================
Shares of Common  Stock,
par value $0.001 per share,
reserved for future grant
under the 2001 Non-Employee
Directors' Stock Option
Plan.                             200,000                  $4.60                    $920,000                   $116.56
========================== ====================== ========================= ========================== =========================

Total                            1,200,000                 $4.60                   $5,520,000                  $699.38
========================== ====================== ========================= ========================== =========================



(1) This registration statement is intended to cover the offering of up to 1,000,000 shares of the Registrant's Common Stock pursuant to its 1996 Stock Option Plan, as amended (the "Option Plan"), and up to 200,000 shares of the Registrant's Common Stock pursuant to its 2001 Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Plan") (the Option Plan and Directors' Plan being hereinafter collectively referred to as the "Plans"). This registration statement shall also cover any additional shares of Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the high and low sales prices of Registrant's Common Stock on March 30, 2004 as reported on the Nasdaq SmallCap Market reporting system.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8
                  NOS. 33-45998, 33-59167, 33-45998, 333-63377,
                  33-67821, 333-32896, 333-63228 and 333-87828

         The contents of Registration Statements on Form S-8 Nos. 33-45998, 33-59167, 33-45998, 333-63377, 33-67821, 333-32896, 333-63228 and 333-87828
filed with the Securities and Exchange Commission on February 26, 1992, May 8, 1995, August 19, 1998, September 15, 1998, November 24, 1998, March 21, 2000,
June 18, 2001 and May 8, 2002, respectively, are incorporated by reference herein.

                                    EXHIBITS

Exhibit
Number

5.1      Opinion of Cooley Godward LLP

23.1     Consent of BDO Seidman, LLP, Independent Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1     Power of Attorney is contained on the signature pages

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on March 30, 2004.

                            SBE, INC.

                            By: /s/ William B. Heye, Jr.
                                ------------------------------------------------
                                William B. Heye, Jr.
                                Chief Executive Officer, President and Director



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Heye, Jr. and David W. Brunton, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                       Title                               Date
---------                                       -----                               ----
/s/ William B. Heye, Jr.        Chief Executive Officer,  President and         March 30, 2004
(William B. Heye, Jr.)          Director (principal executive officer)

/s/ David W. Brunton            Chief Financial Officer, Vice                   March 30, 2004
(David W. Brunton)              President, Finance and Secretary
                                (principal financial  and  accounting
                                officer)

/s/ John Reardon                Director                                        March 30, 2004
(John Reardon)


/s/ Ronald J. Ritchie           Director                                        March 30, 2004
(Ronald J. Ritchie)



/s/ M.M. (Mel) Stuckey          Director                                        March 30, 2004
(M.M. (Mel) Stuckey)

                                  EXHIBIT INDEX

Exhibit
Number                  Description
------                  -----------

5.1      Opinion of Cooley Godward LLP

23.1     Consent of BDO Seidman, LLP, Independent Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1     Power of Attorney is contained on the signature pages